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                                                                   EXHIBIT 99.13

                              E*TRADE GROUP, INC.
                        NOTICE OF GRANT OF STOCK OPTION
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     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

     Optionee: Dennis Lundien
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     Grant Date: May 10, 1999
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     Vesting Commencement Date: May 10, 1999
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     Exercise Price: $ 17.00 per share
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     Number of Option Shares: 75,000 shares
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     Expiration Date: May 9, 2009
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     Type of Option: Non-Statutory Stock Option
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     Vesting Schedule: 100% of the Option Shares are fully vested as of the
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     Vesting Commencement Date.

     Optionee understands and agrees that this Option is granted subject to and in accordance with the terms of the Stock Option Agreement with Optionee. Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     No Employment or Service Contract.  Nothing in this Notice or in the
     ---------------------------------
attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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     Definitions.  All capitalized terms in this Notice shall have the meaning
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assigned to them in this Notice or in the attached Stock Option Agreement.

_______________________, ____
Date


                                        E*TRADE GROUP, INC.

                                        By:_____________________________

                                        Title: _________________________



                                        Dennis Lundien, OPTIONEE


                                        Address:  ______________________

                                                  ______________________




ATTACHMENTS
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Exhibit A - Stock Option Agreement

                                       2
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                                   EXHIBIT A
                     NON STATUTORY STOCK OPTION AGREEMENT